                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 1, 2002 relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Treasury Assets Fund (renamed the Treasury and Agency
Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings 'Financial Highlights' and 'Independent Accountants' in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2002